Exhibit 99.2

Biote Announces Commencement of Exchange Offer and Consent Solicitation Relating to Warrants

IRVING, TX – May 9, 2023 - Biote (NASDAQ: BTMD) (the “Company,” “we” or “us”), a leading solutions provider in preventive health care through the delivery of personalized hormone therapy, today announced that it has commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its (i) 8,397,624 outstanding public warrants (the “Public Warrants”) to purchase Class A common stock of the Company $0.0001 par value per share (“Class A Common Stock”), which warrants trade on the Nasdaq Stock Market (“Nasdaq”) under the symbol “BTMDW” and (ii) 5,106,508 private placement warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”). The purpose of the Offer and Consent Solicitation is to simplify the Company’s capital structure and reduce the potential dilutive impact of the warrants.

Until the Expiration Date (as defined below), we are offering to the holders of Warrants the opportunity to receive 0.23 shares of Class A Common Stock in exchange for each of our Public Warrants tendered by the holder and exchanged pursuant to the Offer.

The Offer is being made to all Warrant holders. The Warrants are governed by the warrant agreement, dated as of March 1, 2021 (the “Warrant Agreement”), by and between the Company’s legal predecessor, Haymaker Acquisition Corp. III, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. Our Class A Common Stock and Warrants (as defined herein) is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BTMD” and “BTMDW,” respectively. As of May 9, 2023, a total of 13,504,132 Warrants (consisting of 8,397,624 Public Warrants and 5,106,508 Private Placement Warrants) were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 3,105,950 shares of our Class A Common Stock in exchange for the Warrants.

Each Warrant holder whose Warrants are exchanged pursuant to the Offer will receive 0.23 shares of our Class A Common Stock for each Warrant tendered by such holder and exchanged. No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Warrant holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on Nasdaq on the last trading day of the Offer Period (as defined below). Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants.

Concurrently with the Offer, we are also soliciting consents (from holders of the Warrants (the “Consent Warrants”) to amend the Warrant Agreement, which governs the Warrants, to permit the Company to require that each Warrant that is outstanding upon the closing of the Offer be converted into 0.207 shares of Class A Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of at least 50% of the Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants, at least 50% of the Private Placement Warrants.

Parties representing approximately 19.4% of the Public Warrants and approximately 59.3% of the Private Placement Warrants have agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to tender and support agreements (the “Tender and Support Agreements”).

A Warrant holder may not consent to the Warrant Amendment without tendering your Consent Warrants in the Offer and you may not tender such Warrants without consenting to the Warrant Amendment. Warrant holders may revoke their consent at any time prior to the Expiration Date (as defined below) by withdrawing the Consent Warrants tendered in the Offer subject to the terms and conditions set forth in the Prospectus/Offer to Exchange.

The Offer and Consent Solicitation is made solely pursuant to the Registration Statement on Form S-4 (the “Prospectus/Offer to Exchange”) and Schedule TO, each filed with the Securities and Exchange Commission (“SEC”) on May 9, 2023, as well as the Letter of Transmittal and Consent, which is filed as an exhibit to the Prospectus/Offer to Exchange. The Offer and Consent Solicitation will expire at one minute after 11:59 p.m., Eastern Standard Time, on June 7, 2023, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”).

We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Warrants to the Warrant holders (and the consent to the Warrant Amendment will be revoked).

Warrant holders may tender some or all of their Warrants into the Offer. Warrant holders wishing to tender Warrants in response to the Offer and Consent Solicitation should follow the instructions in the Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If a Warrant holder tenders their Warrants, they may withdraw their tendered Warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions in the Prospectus/Offer to Exchange. In addition, tendered Warrants that are not accepted by us for exchange by July 7, 2023, may thereafter be withdrawn by tendering Warrant holders until such time as the Warrants are accepted by us for exchange. If a Warrant holder withdraws the tender of their Warrants, their consent to the Warrant Amendment will be withdrawn as a result.

Warrants not exchanged for shares of our Class A Common Stock pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Warrant Amendment is approved. We reserve the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer and Consent Solicitation, and if the Warrant Amendment is approved, we intend to require the conversion of all Warrants to shares of Class A

Common Stock as provided in the Warrant Amendment. Our Warrants are currently listed on the Nasdaq Stock Market under the symbol “BTMDW”; however, our Warrants may be delisted if, following the completion of the Offer and Consent Solicitation, the extent of public distribution or the aggregate market value of the Warrants has become so reduced as to make further listing inadvisable or unavailable.

The Offer and Consent Solicitation is conditioned upon the effectiveness of the registration statement on Form S-4, of which the Prospectus/Offer to Exchange forms a part, that we filed with the SEC regarding the shares of Class A Common Stock issuable upon exchange of the Warrants pursuant to the Offer.

Our board of directors (the “Board”) has approved the Offer and Consent Solicitation. However, neither we nor any of our management, the Board, or the information agent, the exchange agent for the Offer and Consent Solicitation is making any recommendation as to whether Warrant holders should tender Warrants for exchange in the Offer and, as applicable, consent to the Warrant Amendment in the Consent Solicitation. Each Warrant holder must make its own decision as to whether to exchange some or all of its Warrants and, as applicable, consent to the Warrant Amendment. All questions concerning the terms of the Offer and Consent Solicitation should be directed to the Company.

All questions concerning exchange procedures and requests for additional copies of the Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery should be directed to the information agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, NY 10005

(877) 732-3614 (Toll Free)

(212) 269-5550 (call collect)

Email: btmd@dfking.com

Roth Capital Partners is acting as financial advisor to the Company in connection with the Offer and Consent Solicitation.

Important Additional Information Has Been Filed with the SEC

Copies of the Schedule TO and Prospectus/Offer to Exchange will be available free of charge at the website of the SEC at www.sec.gov. Requests for documents may also be directed to D.F. King & Co., Inc. at 48 Wall Street, 22nd floor, New York, NY 10005, (877) 732-3614 (Toll Free), (212) 269-5550 (call collect), email: btmd@dfking.com.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the Warrants or an offer to sell or a solicitation of an offer to buy any shares of Class A Common Stock. The Offer is being made only through Prospectus/Offer to Exchange and Schedule TO and the complete terms and conditions of the Offer are set forth in the Prospectus/Offer to Exchange and Schedule TO. Holders of the Warrants are urged to read the Prospectus/Offer to Exchange and Schedule TO carefully before making any decision with respect to the Offer because they contain important information, including the various terms of, and conditions to, the Offer.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; our limited operating history; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Biote’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 29, 2023, and other documents filed by Biote from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.